                                                                       EXHIBIT 1

THIS AMENDMENT AGREEMENT is dated as of the 14th day of November, 2001

AMONG:             GT GROUP TELECOM SERVICES CORP.

                   (hereinafter referred to as the "BORROWER")

AND:               GT GROUP TELECOM INC.

                   (hereinafter referred to as the "GUARANTOR")

AND:               GT GROUP TELECOM SERVICES (USA) CORP.

                   (hereinafter referred to as "GT (US)")

AND: CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent and as a Lender

AND:               GOLDMAN SACHS CANADA CREDIT PARTNERS CO.

                   ROYAL BANK OF CANADA

                   THE TORONTO-DOMINION BANK

                   BANK OF MONTREAL

                   THE BANK OF NOVA SCOTIA

                   CITIBANK CANADA

                   CSAM FUNDING I

                   FIRST DOMINION FUNDING I

                   FIRST DOMINION FUNDING II

                   IBM COMMERCIAL FINANCE

                   NATIONAL BANK OF CANADA

                   TEXTRON FINANCIAL CANADA LIMITED,

                   each as a Lender



WHEREAS the parties hereto are parties to a credit agreement dated as of February 3, 2000 (the "ORIGINAL Agreement").

WHEREAS the Original Agreement was amended and restated pursuant to an amended and restated credit agreement dated as of September 29, 2000 (the "CREDIT AGREEMENT").

WHEREAS pursuant to Section 11.11(2) of the Credit Agreement, the parties may amend the Credit Agreement, with the exception of certain provisions, by agreement in writing entered into between the Credit Parties and the Required Lenders.

WHEREAS the parties hereto, other than the Credit Parties, include the Required Lenders as at the date hereof.

WHEREAS the parties have decided to amend the Credit Agreement in accordance herewith.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereby agree as follows:

1. DEFINED TERMS. All capitalized words and phrases used in this agreement and the recitals hereto shall have the meaning assigned to them in the Credit Agreement unless such words or phrases are otherwise defined in this agreement.

2. ONE AGREEMENT. This agreement amends the Credit Agreement. This agreement and the Credit Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this agreement had been contained in the Credit Agreement as of the date of this agreement.

3. DEFINITION OF "BURNABY DEBT". The definition of "Burnaby Debt" contained in Section 1.01 of the Credit Agreement is hereby amended to the following:

       "BURNABY DEBT" shall mean Debt owing to CIBC Mortgages Inc. in an aggregate principal amount not exceeding Cdn. $500,000, secured by a mortgage on 3887 Second Avenue, Burnaby, B.C.

4. DEFINITION OF "PERMITTED ACQUISITIONS". The definition of "Permitted Acquisitions" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting Subsection (i) thereof in its entirety.

5.     DEFINITION OF "PERMITTED DEBT".

       5.1 The definition of "Permitted Debt" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the amount "Cdn. $1,350,000,000" in subparagraph (i) thereof and replacing such amount with "Cdn. $1,000,000,000".

       5.2 The definition of "Permitted Debt" is further amended by deleting the period at the end of Subsection (xi) thereof and replacing it with "; and", and by adding after said Subsection (xi) the following:

              (xii) unsecured Debt of Credit Parties for the deferred purchase price of Permitted Acquisitions, in an aggregate principal amount not to exceed Cdn. $50,000,000 (or any Equivalent Amount) at any time.

6. DEFINITION OF "PERMITTED INVESTMENTS". The definition of "Permitted Investments" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting Subsection (i) thereof in its entirety.

7. DEFINITION OF "PERMITTED LIENS". The definition of "Permitted Liens" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the period at the end of Subsection (xiv) thereof and replacing it by ";" and by further adding after said Subsection (xiv) the following:

       (xv) Liens securing Permitted Refinancing Debt, provided that such Liens do not affect any property other than the property that was subject to a Lien in connection with the Debt being refinanced and provided that such Liens have the same or lower priority after the refinancing as they did prior to such refinancing; and

       (xvi) Liens to secure performance obligations of a Credit Party in connection with agreements pursuant to which (i) no Debt is incurred by a Credit Party, (ii) the property subject to such Liens is owned, but not available for use, by any Credit Party and
              (iii) the Lien is created at the time the property is acquired by the Credit Party and is limited to such property; such Liens may rank in priority to the Security.

8. DEFINITION OF "PLAN". The definition of "Plan" contained in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

9. DEFINITION OF "PURCHASE MONEY OBLIGATION". The definition of "Purchase Money Obligation" contained in Section 1.01 of the Credit Agreement is hereby amended to the following:

       "PURCHASE MONEY OBLIGATION" means any Debt (including without limitation a Capitalized Lease Obligation) incurred or assumed to finance all or any part of the acquisition price of any property or services acquired by any Credit Party after the date of this Agreement or to finance all or any part of the cost of any improvement to any property of any Credit Party, provided that such obligation is incurred or assumed prior to or within 60 days after the later of acquisition of such property or services or the completion of such improvement and the date of this Agreement and does not exceed the lesser of the acquisition price payable by such Credit Party for such property, services or improvement and the fair market value of such property, services or improvement; and includes any extension, renewal or refunding of any such obligation so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased except by accrued and unpaid interest and refinancing costs. For greater certainty, Purchase Money Obligations shall not include Debt incurred or assumed in a transaction of sale and leaseback of any property entered into more than 60 days after the later of the acquisition of such property and the date of this Agreement.

10. NEGATIVE COVENANTS. Subsection 8.02(h) of the Credit Agreement is hereby amended by deleting the amount "Cdn. $1,350,000,000" and replacing such amount with "Cdn. $1,000,000,000".

11.    STAGE I FINANCIAL COVENANTS.

       11.1 SENIOR DEBT RATIO. Subsection 8.03(a)(iii) of the Credit Agreement is hereby amended to the following:

       (iii)  December 31, 2001 to September 30, 2002 to be more than 0.45 to
              1.0.

       11.2 TOTAL DEBT RATIO. Subsection 8.03(b)(ii) of the Credit Agreement is hereby amended to the following:

       (ii)   December 31, 2001 to September 30, 2002 to be more than 0.65 to
              1.0.

12. STAGE II FINANCIAL COVENANTS. Subsections 8.04(b) through 8.04 (f) inclusively of the Credit Agreement are hereby amended to the following:


       (b) Total Debt Ratio. It will not permit the Total Debt Ratio at any time from

              (i)    the Stage II Date to June 30, 2004 to exceed 0.65 to 1.0;

              (ii)   July 1, 2004 to June 30, 2006 to exceed 0.67 to 1.00;

              (iii)  July 1, 2006 and thereafter to exceed 0.65 to 1.00.

       (c) Senior Debt Leverage Ratio. It will not permit the Senior Debt Leverage Ratio at any time from

              (i)    the Stage II Date to December 31, 2002 to exceed 18.00 to
                     1.00;

              (ii)   January 1, 2003 to March 31, 2003 to exceed 11.00 to 1.00;

              (iii)  April 1, 2003 to June 30, 2003 to exceed 8.00 to 1.00;

              (iv)   July 1, 2003 to September 30, 2003 to exceed 7.50 to 1.00;

              (v)    October 1, 2003 to December 31, 2003 to exceed 6.50 to
                     1.00;

              (vi)   January 1, 2004 to March 31, 2004 to exceed 5.00 to 1.00;

              (vii)  April 1, 2004 to June 30, 2004 to exceed 3.50 to 1.00;

              (viii) July 1, 2004 to September 30, 2004 to exceed 3.50 to 1.00;

              (ix)   October 1, 2004 and thereafter to exceed 3.00 to 1.00.

       (d) Total Debt Leverage Ratio. It will not permit the Total Debt Leverage Ratio at any time from

              (i)    the Stage II Date to December 31, 2002 to exceed 35.00 to
                     1.00;

              (ii)   January 1, 2003 to March 31, 2003 to exceed 25.00 to 1.00;

              (iii)  April 1, 2003 to June 30, 2003 to exceed 20.00 to 1.00;

              (iv)   July 1, 2003 to September 30, 2003 to exceed 14.00 to 1.00;

              (v)    October 1, 2003 to December 31, 2003 to exceed 12.00 to
                     1.00;

              (vi)   January 1, 2004 to March 31, 2004 to exceed 10.00 to 1.00;

              (vii)  April 1, 2004 to June 30, 2004 to exceed 9.00 to 1.00;

              (viii) July 1, 2004 to September 30, 2004 to exceed 8.00 to 1.00;

              (ix)   October 1, 2004 to December 31, 2004 to exceed 7.00 to
                     1.00;

              (x)    January 1, 2005 to March 31, 2005 to exceed 7.00 to 1.00;

              (xi)   April 1, 2005 and thereafter to exceed 5.00 to 1.00.


       (e) Interest Coverage Ratio. It will ensure that the Interest Coverage Ratio at any time from

              (i)    the Stage II Date to December 31, 2002 exceeds 0.20 to
                     1.00;

              (ii)   January 1, 2003 to March 31, 2003 exceeds 0.25 to 1.00;

              (iii)  April 1, 2003 to June 30, 2003 exceeds 0.40 to 1.00;

              (iv)   July 1, 2003 to September 30, 2003 exceeds 0.50 to 1.00;

              (v)    October 1, 2003 to December 31, 2003 exceeds 0.50 to 1.00;

              (vi)   January 1, 2004 to March 31, 2004 exceeds 0.75 to 1.00;

              (vii)  April 1, 2004 to June 30, 2004 exceeds 0.75 to 1.00;

              (viii) July 1, 2004 to September 30, 2004 exceeds 1.00 to 1.00;

              (ix)   October 1, 2004 to December 31, 2004 exceeds 1.25 to 1.00;

              (x)    January 1, 2005 to March 31, 2005 exceeds 1.25 to 1.00;

              (xi)   April 1, 2005 to June 30, 2005 exceeds 1.25 to 1.00;

              (xii)  July 1, 2005 to September 30, 2005 exceeds 1.50 to 1.00;

              (xiii) October 1, 2005 to December 31, 2005 exceeds 1.50 to 1.00;

              (xiv)  January 1, 2006 and thereafter exceeds 1.80 to 1.00.

       (f) Fixed Charge Coverage Ratio. It will ensure that the Fixed Charge Coverage Ratio at any time from

              (i)    October 1, 2004 to December 31, 2004 exceeds 0.45 to 1.00;

              (ii)   January 1, 2005 to March 31, 2005 exceeds 0.50 to 1.00;

              (iii)  April 1, 2005 to June 30, 2005 exceeds 0.75 to 1.00;

              (iv)   July 1, 2005 to September 30, 2005 exceeds 0.75 to 1.00;

              (v)    October 1, 2005 to December 31, 2005 exceeds 0.75 to 1.00;

              (vi)   January 1, 2006 to March 31, 2006 exceeds 1.40 to 1.00;

              (vii)  April 1, 2006 to June 30, 2006 exceeds 1.50 to 1.00;

              (viii) July 1, 2006 to September 30, 2006 exceeds 1.50 to 1.00;

              (ix)   October 1, 2006 to December 31, 2006 exceeds 1.75 to 1.00;

              (x)    January 1, 2007 to March 31, 2007 exceeds 1.75 to 1.00;

              (xi)   April 1, 2007 and thereafter exceeds 2.00 to 1.00.

13.    ONGOING FINANCIAL COVENANTS.

       13.1 REVENUES. Subsections 8.05(a)(v) through 8.05(a)(xv) of the Credit Agreement inclusively are hereby amended to the following:

              (v) for the four financial quarters ending December 31, 2001 to be less than Cdn. $210,000,000;

              (vi) for the four financial quarters ending March 31, 2002 to be less than Cdn. $235,000,000;

              (vii) for the four financial quarters ending June 30, 2002 to be less than Cdn. $260,000,000;

              (viii) for the four financial quarters ending September 30, 2002 to be less than Cdn. $300,000,000;

              (ix) for the four financial quarters ending December 31, 2002 to be less than Cdn. $335,000,000;

              (x) for the four financial quarters ending March 31, 2003 to be less than Cdn. $380,000,000;

              (xi) for the four financial quarters ending June 30, 2003 to be less than Cdn. $420,000,000;

              (xii) for the four financial quarters ending September 30, 2003 to be less than Cdn. $470,000,000;

              (xiii) for its financial year ending September 30, 2004 to be less than Cdn. $710,000,000;

              (xiv) for its financial year ending September 30, 2005 to be less than Cdn. $1,005,000,000; and

              (xv) for its financial year ending September 30, 2006 and thereafter to be less than Cdn. $1,320,000,000.

13.2 CAPITAL EXPENDITURES. Subsection 8.05(b) of the Credit Agreement is hereby amended to the following:

       (b) Capital Expenditures. It will not permit Capital Expenditures during the Parent Guarantor's financial year ending

              (i)    September 30, 2000 to exceed $375,000,000;

              (ii)   September 30, 2001 to exceed Cdn. $690,000,000;

              (iii)  September 30, 2002 to exceed Cdn. $200,000,000;

              (iv)   September 30, 2003 to exceed Cdn. $180,000,000;

              (v)    September 30, 2004 to exceed Cdn. $160,000,000;

              (vi)   September 30, 2005 to exceed Cdn. $160,000,000;

              (vii)  September 30, 2006 to exceed Cdn. $160,000,000;

              (viii) September 30, 2007 and thereafter to exceed Cdn.
                     $240,000,000 per financial year;

              provided that (A) to the extent that actual Capital Expenditures during any financial year are less than the corresponding maximum threshold amount set out above, an additional amount equal to the difference (the "Unused Amount") may be spent on Capital Expenditures during the first two quarters of the next following financial year (provided that a maximum of Cdn. $75,000,000 of the Unused Amount from the financial year ending September 30, 2001 may be spent on Capital Expenditures during the first two quarters of the financial year ending September 30, 2002) and, to the extent that actual Capital Expenditures during such two quarter period are less than the Unused Amount, an additional amount equal to 50% of the difference may be spent on Capital Expenditures during the remainder of such financial year (excluding the financial year ending September 30, 2001), and Capital Expenditures made during such financial year shall not be counted as against the applicable maximum threshold amount set out above until such additional amounts (if any) have been exceeded (provided that any unused portions of such additional amounts may not be carried forward pursuant to this proviso (A)), and (B) from February 3, 2000 to the Maturity Date Capital Expenditures in any financial year may exceed the applicable maximum threshold set out above where (x) the Borrower has provided the Agent with a certificate of a Senior Officer certifying that such excess Capital Expenditures shall not reasonably be expected to create a Default or Event of Default, and (y) the aggregate amount of all such excess Capital Expenditures made from February 3, 2000 to the Maturity Date does not exceed the Combined Cap less Cdn. $600,000,000;

13.3 EBITDA. Subsection 8.05(c) of the Credit Agreement is hereby amended to the following:

              (c)    EBITDA. It will not permit EBITDA

              (i) for its financial year ending September 30, 2000 to be less than negative Cdn. $95,000,000;

              (ii) for its financial year ending September 30, 2001 to be less than negative Cdn $135,000,000;

              (iii) for the four financial quarters ending December 31, 2001 to be less than negative $88,000,000;

              (iv) for the four financial quarters ending March 31, 2002 to be less than negative $75,000,000;

              (v) for the four financial quarters ending June 30, 2002 to be less than negative $60,000,000;

              (vi) for its financial year ending September 30, 2002 to be less than negative Cdn. $25,000,000;

              (vii) for its financial year ending September 30, 2003 to be less than Cdn. $70,000,000;

              (viii) for its financial year ending September 30, 2004 to be less than Cdn. $210,000,000; and

              (ix) for its financial year ending September 30, 2005 to be less than Cdn. $370,000,000, or for any financial year thereafter to be less than Cdn. $370,000,000.

14. CONFIRMATION. The parties hereby confirm the provisions of the Credit Agreement as amended by this agreement and each of the Credit Parties hereby confirms that each of the other Credit Documents remains in full force and effect.

15. EFFECTIVE DATE. This agreement and the amendments to the Credit Agreement contained in this agreement shall be effective upon execution of this agreement by the Required Lenders, with effect as of and from the date of this agreement. By its signature of this agreement, the Agent confirms that the Required Lenders have executed this agreement.

16. CONFIRMATION OF REPRESENTATIONS: Each of the Borrower and the Guarantors represents and warrants that, as at the date of this agreement and assuming that the amendments made to the Credit Agreement by this amending agreement have become effective, no Default or Event of Default has occurred and is continuing and the representations and warranties contained in Article Seven of the Credit Agreement are true and correct.

17. HEADINGS. The section headings used herein are for convenience of reference only, are not part of this agreement and shall not affect the construction of, or be taken into consideration in interpreting this agreement.

18. GOVERNING LAW. This agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

19. COUNTERPARTS. This agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

20. SUCCESSORS AND ASSIGNS. This agreement shall enure to the benefit of and be binding on the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the date and year first above written.

                          GT GROUP TELECOM SERVICES CORP.

                          Per:
                              --------------------------------------------------
                              Steven Shoemaker
                              Chief Financial Officer

                          Per:
                              --------------------------------------------------
                              Robert M. Fabes
                              Senior Vice-President, General Counsel and
                              Secretary


                          GT GROUP TELECOM INC.

                          Per:
                              --------------------------------------------------
                              Steven Shoemaker
                              Executive Vice-President and Chief Financial
                              Officer


                          Per:
                              --------------------------------------------------
                              Robert M. Fabes
                              Senior Vice-President, General Counsel and
                              Secretary

                          GT GROUP TELECOM SERVICES (USA) CORP.

                          Per:
                              --------------------------------------------------
                              Robert M. Fabes
                              Senior Vice-President and General Counsel


                          Per:
                              --------------------------------------------------
                              Michael Campbell
                              Secretary


                          CANADIAN IMPERIAL BANK OF COMMERCE

                          Per:
                              --------------------------------------------------


                          GOLDMAN SACHS CANADA CREDIT PARTNERS CO.

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------


                          ROYAL BANK OF CANADA

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------


                          THE TORONTO-DOMINION BANK

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------

                          BANK OF MONTREAL

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------


                          THE BANK OF NOVA SCOTIA

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------


                          CITIBANK CANADA

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------


                          CSAM FUNDING I

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------


                          FIRST DOMINION FUNDING I

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------

                          FIRST DOMINION FUNDING II

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------


                          IBM COMMERCIAL FINANCE

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------


                          NATIONAL BANK OF CANADA

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------


                          TEXTRON FINANCIAL CANADA LIMITED

                          Per:
                              --------------------------------------------------


                          Per:
                              --------------------------------------------------